Exhibit 99.1

Press Release                       FOR IMMEDIATE RELEASE
                                    _____________________
                                    Contact: Thomas J. Noe, Investor Relations
                                    Telephone: (513) 870-3530
                                    E-Mail:  tnoe@pcbionline.com


                      PEOPLES COMMUNITY BANCORP, INC.
                     ANNOUNCES PLANNED RIGHTS OFFERING
                              OF COMMON STOCK


     Cincinnati, Ohio (January 16, 2004) - Peoples Community Bancorp, Inc. (NASDAQ:PCBI), parent of Peoples Community Bank, announced today that it filed a registration statement with the Securities and Exchange Commission relating to a proposed rights offering to its existing stockholders and a concurrent offering to members of the general public. The offering will consist of 1,365,674 shares of common stock. The rights offering will be made to stockholders of record as of January 26, 2004. The offering of shares of common stock to members of the general public is subject to the prior rights of stockholders in the rights offering and Peoples Community Bancorp's right to reject orders from members of the general public in whole or in part.

     The terms of the rights offering provide that each stockholder will be granted a basic subscription right to purchase one share of common stock for every two shares of common stock owned as of the record date of January 26, 2004. In addition, an oversubscription privilege has been included for all stockholders exercising the basic subscription right in full, allowing stockholders to subscribe for additional shares of common stock not subscribed for by other stockholders on a pro rata basis. The rights are non-transferable and may not be sold. No fractional shares will be issued, but Peoples Community Bancorp will round the number of rights its stockholders receive up to the nearest whole number.

     It is presently anticipated that the subscription price will be $20.00 per share. However, the subscription price may be increased or decreased depending on market and economic conditions upon commencement of the offering.

     Peoples Community Bancorp anticipates that the offering will begin promptly following declaration of the effectiveness of the registration statement filed with the Securities and Exchange Commission, and will continue for approximately thirty days thereafter. The net proceeds of the offering will be used to fund Peoples Community Bancorp's growth strategy and for general corporate purposes.

     Neither Peoples Community Bancorp, its board of directors, nor any committee of the board is making any recommendation to stockholders as to whether to exercise their subscription rights.



     Peoples Community Bancorp, Inc. is a unitary thrift holding company. It currently operates thirteen full service offices in Warren, Butler and Hamilton Counties, Ohio. At September 30, 2003, Peoples Community Bancorp, Inc. had $738.7 million in assets and $46.7 million of stockholders' equity.

     A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold and offers may not be accepted prior to the time the registration statement becomes effective. The offering will only be made by means of the prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

     This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about Peoples Community Bancorp's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: Peoples Community Bancorp's ability to successfully integrate acquired businesses, Peoples Community Bancorp's timely development of new products and services, technological changes, changes in consumer spending and savings habits and other risks discussed from time to time in Peoples Community Bancorp's Securities and Exchange Commission filings and reports. In addition, such statement could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and Peoples Community Bancorp does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

     A copy of the registration statement, as well as other filings containing information about Peoples Community Bancorp, may be obtained at the SEC's website (http://www.sec.gov).